Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Azar International Corp.

As independent registered public accountants, we hereby consent to the use of our report dated October 7, 2019, with respect to our audit of the financial statements of Azar International Corp., in its registration statement on Form S-1 Amendment #1.

/s/ Zia Masood Kiani & Co.

 (Chartered Accountants)

Islamabad, Pakistan

Dated: January 16, 2019